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                                                                   Exhibit 10.10

                         CONSTRUCTION CONTRACT GUARANTY

            This CONSTRUCTION CONTRACT GUARANTY (this "Guaranty") dated as of July 22, 1998, by BLACK & VEATCH LLP, a Missouri limited liability partnership ("Guarantor"), to and for the benefit of LSP Energy Limited Partnership, a Delaware limited partnership ("Owner").

                               W I T N E S S E T H

            WHEREAS, Owner proposes to develop, own and operate a nominal 800 megawatt gas-fired, electric generation plant (the "Facility"), to be located in Batesville, Mississippi;

            WHEREAS, BVZ Power Partners-Batesville, a Mississippi joint venture ("Contractor") and Owner are parties to the Turnkey Engineering, Procurement and Construction Agreement, dated as of July 22, 1998 (the "Contract"); and

            WHEREAS, Black & Veatch Construction Inc., a Missouri Corporation, is a member of Contractor, jointly and severally liable for the obligations of Contractor arising under the Contract ("BVCI"); and

            WHEREAS, BVCI is a wholly owned subsidiary of Guarantor; and

            WHEREAS, Section 19.20 of the Contract requires that Guarantor enter into and delivers this Guaranty.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, receipt of which is hereby acknowledged, and as an inducement to Owner to enter into the Contract, Guarantor hereby agrees as follows:

            1. Guarantor hereby unconditionally and irrevocably guarantees the punctual payment and performance when due and observance when due of all covenants, terms and agreements to be performed and observed by Contractor under the Contract (including without limitation the payment of any Liquidated Damages due by Contractor thereunder) and all other present or future agreements and instruments between Owner and Contractor in connection with the performance of the Contract (such obligations of Contractor, collectively, the "Obligations").


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            2. Guarantor covenants to Owner that if at any time Contractor should default in the punctual payment or performance when due and observance when due of, or should commit a breach of, the Obligations, Guarantor shall, promptly upon written notice by Owner, pay or perform in Contractor's stead, or cause the payment or performance of, such covenants, terms or agreements.

            3. (a) It is expressly understood and agreed by Guarantor that to the extent Guarantor's obligations hereunder relate to obligations of Contractor which require performance other than the payment of money, Owner may proceed against Guarantor to effect specific performance thereof (to the extent such relief is available) or for payment of damages (as limited by the Contract) resulting from Contractor's nonperformance. Guarantor hereby covenants and agrees to assume the Contract and to perform all of the terms and conditions thereunder for the balance of the term thereof should the Contract be disaffirmed by the trustee in bankruptcy for Contractor, or at the option of Owner, Guarantor shall, in the event of Contractor's bankruptcy, make and enter into a new contract for the balance of the term of the Contract, which said new contract shall be in form and substance identical to the Contract.

                  (b) Without prejudice to Owner's rights against the Contractor as principal obligor, Guarantor shall, as between Owner on one hand and Guarantor on the other, be deemed principal obligor in respect of its obligations under this Guaranty, and not merely surety. Accordingly, Guarantor shall not be discharged, and its liability shall not be affected, by any act, thing, omission or means whatsoever whereby its liability would not have been discharged, if it had been principal obligor.

            4. All payments by Guarantor to Owner shall be made in the United States in United States Dollars and shall be paid within thirty (30) days after receipt by Guarantor from Owner of written demand for such payment and shall not be the subject of any offset against any amounts which may be owed by Owner to Guarantor for any reason whatsoever. Each and every default or failure by Contractor in making a payment or otherwise discharging or performing any of the covenants, terms or agreements set forth in the Contract shall give rise to a separate liability of Contractor to Owner and a separate cause of action hereunder and a separate suit may be brought hereunder as each liability or cause of action arises.

            5. Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys' fees, which may be incurred by Owner in successfully enforcing this Guaranty, whether by suit or otherwise.

            6. The obligations of Guarantor under this Guaranty shall be irrevocable, absolute and unconditional and shall remain in full force and effect until such time as all the covenants, terms and agreements of any kind or nature whatsoever set forth in the Contract shall have been absolutely and completely discharged and performed; and the obligations of Guarantor shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation, any one or more of the following (unless based upon performance by Contractor), whether or not with notice to or consent of either the Guarantor or Contractor:

                  (a) the compromise, settlement, release, change, modification or


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      termination of any of the covenants, terms or agreements of Contractor set forth in the Contract;

                  (b) the waiver by Owner of the payment, performance or observance of any of the covenants, terms or agreements of Contractor set forth in the Contract;

                  (c) the extension of time for payment of any amounts due or of the time for performance of any of the covenants, terms or agreements of Contractor set forth in the Contract;

                  (d) the modification or amendment (whether material or otherwise) of any covenants, terms and agreements set forth in the Contract;

                  (e) the failure, omission, delay or lack on the part of Owner to enforce, ascertain or exercise any right, power or remedy under or pursuant to the terms of the Contract or this Guaranty;

                  (f) the fact that Guarantor may at any time in the future dispose of all or any part of its interest in Contractor, or otherwise alter its investment in Contractor in any manner;

                  (g) the bankruptcy, insolvency or other similar or dissimilar failure or financial disability of either Contractor or Owner;

                  (h) the addition, substitution or partial or entire release of any guarantor, maker or other party (including Contractor) primarily or secondarily liable or responsible for the performance and observance of any of the covenants, terms or agreements set forth in the Contract or by any extension, waiver, amendment or thing whatsoever which may release a guarantor (other than performance);

                  (i) the invalidity, nonbinding effect or unenforceability of any covenant, term or agreement set forth herein or in the Contract (other than with respect solely to such covenant, term or agreement);

                  (j) the addition, substitution, subordination, or partial or entire release of any security for the performance and observancy of any of the covenants, terms or agreements set forth in the Contract.

            7. Guarantor hereby agrees that it will not exercise, and hereby irrevocably and absolutely waives any and all rights of subrogation, contribution, indemnification, reimbursement or similar rights against Contractor with respect to this Guaranty, whether such rights arise under an express or implied contract or by operation of law, it being the intention of Guarantor and Owner that Guarantor shall not be deemed to be a "creditor" (as defined in Section 101 of the U.S. Bankruptcy Code) of Contractor by reason of the existence of this Guaranty in the event that Contractor becomes a debtor in any proceeding under the U.S. Bankruptcy Code; provided, that such agreement not to exercise such rights and such waiver


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thereof shall not apply to the extent that Owner, in its reasonable discretion, determines that the exercise of such rights by Guarantor could not reasonably be expected to materially and adversely affect Owner's rights and interests under the Contract and this Guaranty. In addition, Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty by any payment made hereunder or otherwise, until all of the liabilities and obligations or Contractor to Owner under the Contract shall have indefeasibly been paid in full. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all such liabilities and obligations shall not have been indefeasibly paid in full, such amounts shall be held in trust for the benefit of the Owner and shall forthwith be paid to Owner and applied to such liabilities and obligations, whether matured or unmatured.

            8. Owner shall have the right, in its sole judgment and discretion, from time to time, to make demand for payment or performance and to proceed against Guarantor for recovery of the total of any and all amounts due, or for the performance or any nonmonetary obligation owed, to Owner pursuant to this Guaranty, or to proceed from time to time against Guarantor for such portion of any and all such amounts, or for the performance of any and all such nonmonetary obligations, as Owner may determine.

            9. Notwithstanding any other provision to the contrary set forth herein, Guarantor retains the right to assert any and all claims, defenses and limitations of liability possessed by Contractor under the terms of the Contract (including without limitation Article 13 of the Contract, but excluding any defense based upon absence of binding effect of the Contract) or arising from the parties' performance or failure to perform thereunder; provided, that if any such defense or circumstance has been asserted and the validity thereof has been resolved under the Contract, then Guarantor shall not be entitled to reassert such defense or circumstance.

            10. (a) So long as any Obligations are owed to Owner, Guarantor shall not, without the prior written consent of Owner, commence, or join with any other Person in commencing, any bankruptcy, reorganization, or insolvency proceeding against Contractor. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of Contractor, or by any defense which Contractor may have any reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

                  (b) Any settlement or discharge between Owner and Contractor shall be conditional upon no security or payment to Owner by or on behalf of Contractor or any other person being avoided or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force, and Owner shall be entitled to recover the value or amount of any such security or payment from Guarantor subsequently as if such settlement or discharge had not occurred.

            11. Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including without limitation:


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                  (a) any right to require Owner to proceed against Contractor or any other person or to proceed against or exhaust any security held by Owner at any time or to pursue any other remedy in Owner's power before proceeding against Guarantor;

                  (b) the defense of the statute of limitations in any action hereunder or in any action for the collection or performance of any obligations hereby guaranteed;

                  (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or the failure of Owner to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person;

                  (d) demand, presentment, protest and notice of any kind, including without limitation notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Contractor, Owner, any creditor of Contractor or Guarantor or on the part of any other person under this or any other instrument in connection with any obligation or evidence of indebtedness held by Owner as collateral or in connection with any Obligations hereby guaranteed;

                  (e) any defense based upon an election of remedies by Owner which destroys or otherwise impairs the subrogation rights of Guarantor, the right of Guarantor to proceed against Contractor for reimbursement, or both;

                  (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                  (g) any duty on the part of Owner to disclose to Guarantor any facts the Owner may now or hereafter know about Contractor, regardless of whether Owner has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that Guarantor is fully responsible for being and keeping informed of the financial condition of Contractor and of all circumstances bearing on the risk of non-payment of any Obligations hereby guaranteed;

                  (h) any defense arising because of Owner's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy code; and

                  (i) any defense based upon any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code.

            12. Guarantor makes the representations and warranties set forth below to Owner as of the date hereof:


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                  (a) Guarantor is a limited liability partnership duly
      organized, validly existing and in good standing under the laws of the State of Missouri and has the power and authority to execute and deliver this Guaranty and to perform its obligations hereunder.

                  (b) Guarantor has taken all necessary action to authorize its execution and delivery of this Guaranty and the performance of its obligations hereunder.

                  (c) This Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and subject to general equitable principles.

                  (d) All governmental authorizations and actions necessary in connection with the execution and delivery by Guarantor of this Guaranty and the performance of its obligations hereunder have been obtained or performed and remain valid and in full force and effect.

                  (e) Execution, delivery and performance of this Guaranty (i) do not and will not contravene any provisions of Guarantor's partnership agreement or bylaws, or any law, rule, regulation, order, judgment or decree applicable to or binding on Guarantor or any of its Affiliates or properties; (ii) do not and will not contravene, or result in any breach of or constitute any default under, any agreement or instrument to which Guarantor is a party or by which Guarantor or any of its properties may be bound or affected; or (iii) do not and will not require the consent of any Person under any existing law or agreement which has not already been obtained.

                  (f) There is no pending or, to the best of Guarantor's knowledge, threatened action or proceeding affecting Guarantor before any court, governmental agency or arbitrator, which might reasonably be expected to materially and adversely affect the financial condition, results of operations, business or prospects of Guarantor or the ability of Guarantor to perform its obligations under this Guaranty.

                  (g) All quarterly and annual financial statements heretofore delivered by Guarantor to Agent are true, correct and complete, do not fail to disclose any material liabilities, whether direct or contingent, fairly present the financial condition of Guarantor as of the date delivered and are prepared in accordance with generally accepted accounting principles consistently applied.

            13. Covenants of Guarantor. Guarantor agrees that:

                  (a) It will maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Guaranty and will obtain any that may become necessary in the future.


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                  (b) It will comply in all material respects with all
      applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Guaranty.

                  (c) From time to time, Guarantor will deliver to Owner such other information or documents regarding Guarantor as Owner may reasonably request and as may be available to Guarantor without undue cost or effort; provided, however, that Guarantor may impose reasonable confidentiality requirements in connection with the disclosure of such information and documents in the nature of those set forth in Section 19.7 of the Contract.

                  (d) Guarantor shall not sell, assign, transfer, convey, mortgage, encumber, hypothecate, pledge or otherwise dispose of or grant any interest in Contractor.

            14. (a) This Guaranty shall inure to the benefit of the successors or assigns of Owner who shall have, to the extent of their interest, the rights of Owners hereunder; provided, however, that the rights of hereunder, if any be retained by them, shall have priority over and be senior to the rights of their respective successors or assigns unless Owner shall otherwise elect.

            (b) This Guaranty is binding upon Guarantor and its successors and assigns.

Guarantor shall not assign its obligations hereunder to any other person without the written consent of Owner, and any purported assignment in violation of this provision shall be void.

            15. The section headings in this Guaranty are for the convenience of reference only and shall not affect the meaning or construction of any provision hereof.

            16. Notices. All notices in connection with this Guaranty shall be given by notice in writing, hand-delivered or sent by facsimile transmission, or by certified mail return-receipt requested (airmail, if overseas), postage prepaid. All such notices shall be sent to the appropriate telecopier number or address, as the case may be, set forth below or to such other number or address as shall have been subsequently specified by written notice to the other party, and shall be sent with copies, if any, as indicated below. All such notices shall be effective upon receipt. The addresses for notice shall be as follows:

                  (a)   The address of Guarantor is:

                        Black & Veatch LLP
                        8400 Ward Parkway
                        Kansas City, Missouri 64114
                        Attention:  Chairman
                        Telephone No.: (913) 458-2000
                        Telecopier:    (913) 458-2934


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                  (b) The address of Contractor is:

                        BVZ Power Partners - Batesville
                        11401 Lamar Avenue
                        Overland Park, Kansas 66211
                        Attention:  Mr. Ron Ott
                        Telephone No.: (913) 458-2300
                        Telecopier:    (913) 458-2934

                  (c) The address of Owner is:

                        LSP Energy Limited Partnership
                        c/o LSP Energy, Inc,
                        655 Craig Road
                        Suite 336
                        St. Louis, Missouri 63141
                        Attention: ____________________________
                        Telephone No.: (314) 993-2700
                        Telecopier:    (314) 993-2790

                        With a copy to:

                        LS Power, LLC
                        Two Tower Center
                        10th Floor
                        East Brunswick, New Jersey 08816
                        Attention: General Counsel
                        Telephone No.: (732) 249-6750
                        Telecopier: (732) 249-7290

            17. Notwithstanding anything contained herein that may be construed to the contrary, as between Guarantor and Owner, this Guaranty may be amended only with the written consent of Owner and the parties herein.

            18. This Guaranty shall in all respects be interpreted, and construed and governed by and in accordance with, the internal, substantive laws of the State of New York (other than Section 5-1401 of the General Obligations
Law) and the United States of America. Guarantor irrevocably consents to the jurisdiction of the state and federal courts located in New York, New York, agrees that any action, suit or proceeding by or among Owner and Guarantor may be brought in any court in New York, New York, and waives any objection which Guarantor may now or hereafter have regarding the choice of forum whether on personal jurisdiction, venue, forum non convenience or on any other ground (except that Guarantor may remove the action to the Federal District Court in the Southern District of New York). Guarantor irrevocably consents to the service of process outside of the territorial jurisdiction of such courts by mailing copies thereof by registered or certified United States mail, postage prepaid, to


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Guarantor's last known address as shown in the records of Owner with the same effect as if Guarantor were a resident of the State of New York and had been lawfully served in such state. Nothing in this Guaranty shall affect the right to service of process in any other manner permitted by law. Guarantor further agrees that final judgment against it in any action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the State of New York by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of such judgment.

            19. This Guaranty contains the entire agreement between Guarantor and Owner relating to the subject matter hereof and supersedes all oral statements and prior writing with respect hereto.

            20. (a) Subject to the provisions of Section 20(b) hereof, this Guaranty shall terminate upon termination of the Contract and the payment and performance in full of the Obligations thereunder, other than a termination resulting from Contractor's breach of the Contract.

                  (b) Notwithstanding the provisions of Section 20(a) hereof, this Guaranty shall be reinstated if at any time following the termination of this Guaranty under Section 20(a) hereof, any payment by Guarantor or Contractor under this Guaranty or pursuant hereto is rescinded or must otherwise be returned by or other Person upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of Owner, Contractor, Guarantor or otherwise, and is so rescinded or returned to the party or parties making such payment, all as though such payment had not been made. Such period of reinstatement shall continue until satisfaction of the conditions contained in, and shall continue to be subject to, the provisions of this Section 20.

            21. Any invalid or unenforceable provisions in this Guaranty shall be deemed severed herefrom, and such whole or partial invalidity shall not affect the enforceability or validity of the balance of this Guaranty.

            22. Any capitalized terms used herein and not herein defined shall have the meanings given to them in the Contract.

            23. This Guaranty may be signed in one or more duplicate counterparts, and when executed and delivered by all of the parties listed below shall constitute a single binding agreement.


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      IN WITNESS WHEREOF, Guarantor has caused this Construction Contract
Guaranty to be duly executed and delivered as of the day and year first written above.

                                    BLACK & VEATCH LLP,
                                    a Missouri limited liability partnership

                                    By: /s/ Wayne F. Hall

                                    By /s/ Wayne F. Hall
                                       -----------------------------------------
                                       Name: Wayne F. Hall
                                       Title: CFO & Managing Partner




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